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                                   EXHIBIT 11

                      CAMBREX CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                 (in thousands)

                                                                                        Three months ended
                                                                                              June 30,
                                                                                      ----------------------
                                                                                       1994             1993
                                                                                      ------            ----
Income (loss) applicable to common shares:

    Primary earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 3,380          $ 2,427
Add:
    Interest reduction from assumed conversion of convertible
      subordinated notes (net of taxes):
         Notes issued June 11, 1985 . . . . . . . . . . . . . . . . . . . .                 0               34
         Notes issued October 3, 1985 . . . . . . . . . . . . . . . . . . .                 0               20
                                                                                       ------           ------
    Fully diluted earnings  . . . . . . . . . . . . . . . . . . . . . . . .           $ 3,380          $ 2,481
                                                                                       ======           ======


Weighted average number of common shares and common share equivalents outstanding during the period:

         Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .             5,229            4,872
         Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . .               419              319
                                                                                        -----            -----
    Shares outstanding - primary  . . . . . . . . . . . . . . . . . . . . .             5,648            5,191

         Notes issued June 11, 1985 . . . . . . . . . . . . . . . . . . . .                 0              172
         Notes issued October 3, 1985 . . . . . . . . . . . . . . . . . . .                 0              103
         Additional stock options . . . . . . . . . . . . . . . . . . . . .                 0                0
                                                                                        -----            -----

    Shares outstanding - fully diluted  . . . . . . . . . . . . . . . . . .             5,648            5,466
                                                                                        =====            =====





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